UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2006
RSA Security Inc.

(Exact name of registrant as specified in charter)

Delaware	000-25120	04-2916506

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts	01730

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 515-5000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     On June 29, 2006, RSA Security Inc., a Delaware corporation (“RSA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EMC Corporation, a Massachusetts corporation (“EMC”), and Entrust Merger Corporation, a Delaware corporation and a wholly owned subsidiary of EMC (the “Merger Sub”). Under the Merger Agreement, the Merger Sub will be merged with and into RSA (the “Merger”), with RSA continuing after the Merger as the surviving corporation and a wholly owned subsidiary of EMC. At the effective time of the Merger, each outstanding share of RSA common stock, other than shares owned by any stockholders who properly exercise appraisal rights under Delaware law, will be converted into the right to receive $28 in cash, without interest. Also, at the effective time of the Merger, each outstanding option to purchase RSA common stock, whether vested or unvested, will be assumed by EMC.
     RSA has made customary representations and warranties and covenants in the Merger Agreement, including covenants relating to obtaining the requisite approval of RSA’s stockholders, RSA’s conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger and, subject to certain exceptions, RSA’s agreement not to solicit, enter into discussions regarding, or provide information in connection with, alternative transactions.
     The Merger Agreement has been approved by RSA’s board of directors. The obligation of the parties to consummate the Merger is conditioned on, among other things, the adoption of the Merger Agreement by RSA’s stockholders and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement contains certain termination rights of EMC and RSA and provides that, upon the termination of the Merger Agreement under certain circumstances, RSA would be required to pay EMC a termination fee of $75 million. The Merger is expected to close between the end of the third quarter and beginning of the fourth quarter of 2006.
     Other than the Merger Agreement, there is no material relationship between RSA and either of EMC or Merger Sub.
     The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Amendment to Rights Agreement
     Prior to entering into the Merger Agreement, on June 29, 2006, RSA and Computershare Trust Company, N.A. entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of July 20, 1999, as amended (the “Rights Agreement”), between RSA and EquiServe Trust Company, N.A. (the predecessor of Computershare Trust Company, N.A.). As a result of the Amendment, (1) the common stock purchase rights issued under the Rights Agreement will be inapplicable to the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, (2) the Merger will not cause the rights to separate from shares of RSA common stock or permit RSA’s stockholders to exercise the rights, and (3) the common stock purchase rights issued under the Rights Agreement will expire immediately prior to the effectiveness of the Merger.
     The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Deal Retention and Bonus Program
     In connection with the execution of the Merger Agreement, RSA adopted a deal retention and bonus program for the benefit of various individuals, including executive officers of RSA. Under this program, this group of individuals will be entitled to receive up to approximately $6,656,389 in the aggregate. Amounts payable under this program include the following payments to the executive officers listed below:

Employee	Bonus Payment
James Bandanza	$230,000
William McQuaide	$216,000
Richard Welch	$189,000
John Worrall	$189,000
Charles F. Kane	$540,000
Vivian Vitale	$360,000
Robert P. Nault	$540,000
Arthur W. Coviello	$2,250,000
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     RSA plans to file with the SEC and mail to its stockholders a proxy statement in connection with the transaction. The proxy statement will contain important information about EMC, RSA, the Merger and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available.
     Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by EMC and RSA through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when available, and each company’s other filings with the SEC also may be obtained from the respective companies. Free copies of EMC’s filings may be obtained by directing a request to EMC. You can request this information via the web at www.EMC.com/IR/request or by sending a written request to EMC Investor Relations, EMC Corporation, 176 South Street, Hopkinton, MA 01748. Free copies of RSA’s filings may be obtained by directing a request to Investor Relations at 781-515-6065. In addition, investors and security holders may access copies of the documents filed with the SEC by EMC on EMC’s website at www.EMC.com, and investors and security holders may access copies of the documents filed with the SEC by RSA on RSA’s website at www.RSA.com, when they become available.

     RSA, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from RSA’s stockholders with respect to the transactions contemplated by the Merger Agreement. Information regarding RSA’s directors and executive officers is contained in RSA’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated May 3, 2006 for its 2006 Annual Meeting of Stockholders, which are filed with the SEC. As of February 28, 2006, RSA’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 3,225,265 shares, or 4.3%1, of RSA’s common stock. You can obtain free copies of these documents from RSA using the contact information set forth above. Additional information regarding interests of such participants will be included in the proxy statement that will be filed with the SEC and available free of charge as indicated above.
     In addition, in connection with the execution of the Merger Agreement, RSA adopted a deal retention and bonus program for the benefit of various individuals, including executive officers of RSA. Under this program, Art Coviello, RSA’s President and Chief Executive Officer, and Charles Kane, RSA’s Senior Vice President and Chief Financial Officer, will be entitled to payments of up to $2,250,000 and $540,000 respectively. A more complete description will be available in the proxy statement.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     This Report, and the information incorporated by reference herein, contains “forward-looking statements”, including forward-looking statements under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) risks associated with acquisitions and investments, including the challenges and costs of closing, integration, restructuring and achieving anticipated synergies associated with the acquisition; (ii) adverse changes in general economic or market conditions; (iii) delays or reductions in information technology spending; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s and RSA’s filings with the U.S. Securities and Exchange Commission. EMC and RSA disclaim any obligation to update any such forward-looking statements after the date of this Report.
Item 3.03. Material Modifications to Rights of Security Holders.
     Prior to entering into the Merger Agreement, on June 29, 2006, RSA and Computershare Trust Company, N.A. entered into the Amendment to the Rights Agreement in order to make the

[1]	Numbers from most recent proxy statement and indicate ownership as of February 28, 2006. Does not include 785,123 shares acquired by William Harris, Jr. on April 25, 2006 in connection with RSA’s acquisition of PassMark Security, Inc.

common stock purchase rights issued under the Rights Agreement inapplicable to the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement. The Amendment is described in more detail under Item 1.01 above under the caption “Amendment to Rights Agreement.”
Item 5.01. Changes of Control of Registrant.
     If the Merger is consummated, there will be a change in control of RSA. See the disclosure regarding the Merger and the Merger Agreement under Item 1.01 above for additional information.
Item 7.01. Regulation FD Disclosure.
     On June 29, 2006, at 5:30 p.m., RSA and EMC conducted a joint webcast conference call with investors and analysts. A script of that webcast conference call and the slides used during the webcast conference call are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     See the Exhibit Index attached to this Report, which is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA Security Inc. (Registrant)

Date: June 30, 2006	By:	/s/ Robert Nault

Robert Nault Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of June 29, 2006, among EMC Corporation, Entrust Merger Corporation and RSA Security Inc. (1)

4.1	Amendment No. 3 to Rights Agreement dated as of June 29, 2006, between RSA Security Inc. and Computershare Trust Company, N.A.

99.1	Script of joint webcast conference call held on June 29, 2006

99.2	Slide presentation for joint webcast conference call held on June 29, 2006
(1) The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such schedules to the U.S. Securities and Exchange Commission upon request.